UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2024

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100
New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On November 16, 2024, Mr. Ziyun Liu resigned from his position as the chief executive officer (“CEO”) of Singularity Future Technology Ltd. (the “Company”) and as a director and the chairman of the board of directors of the Company (the “Board”). Mr. Ziyun Liu’s resignation was for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 18, 2024, the Nominating and Corporate Governance Committee of the Board nominated and the Board appointed Ms. Jia Yang as the CEO of the Company and the chairwoman of the Board to fill the vacancy resulting from Mr. Ziyun Liu’s resignation. Ms. Yang has served as a vice president of the Company and a director of the Board since August 2024.

In connection with Ms. Yang’s appointment, the Company and Ms. Yang entered into an employment agreement, dated November 18, 2024 (the “CEO Employment Agreement”), pursuant to which Ms. Yang will receive an annual compensation of $66,000 for her services as the CEO of the Company.

On November 18, 2024, the Nominating and Corporate Governance Committee of the Board nominated and the Board appointed Mr. Jinhao Pang as the manager of the Technology Department of the Company and an executive director of the Board.

In connection with Mr. Pang’s appointment, the Company and Mr. Pang entered into an employment agreement, dated November 18, 2024 (the “Manager Employment Agreement”), and a director offer, dated November 18, 2024 (the “Offer Letter”), pursuant to which Mr. Pang will receive an aggregate annual compensation of $60,000 for his services as the manager of the Technology Department of the Company and an executive director of the Board.

Mr. Pang worked as a software engineer with Yisa Technology Co., Ltd. in Qingdao, China from June 2021 to August 2022, where he led the design and development of a module for a training system, which allowed companies to update training content dynamically and enables users to engage with the latest material through interactive learning and problem-solving. Mr. Pang received a M.S. in Computer Science from New York University in May 2024, and a B.S. in Information and Computing Science from Xi’an Jiaotong-Liverpool University in July 2022.

There is no family relationship between Mr. Pang and any of our other officers and directors. Except for the Manager Employment Agreement and the Offer Letter described above, Mr. Pang has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the CEO Employment Agreement, the Manager Employment Agreement and the Offer Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the CEO Employment Agreement, the Manager Employment Agreement and the Offer Letter attached hereto as Exhibits 10.1,10.2 and 10.3, respectively, which are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Ms. Jia Yang, dated November 18, 2024
10.2	Employment Agreement with Mr. Jinhao Pang, dated November 18, 2024
10.3	Offer Letter to Mr. Jinhao Pang, dated November 18, 2024
104	Cover Page Interactive Data File the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2024	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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